EXHIBIT 11

                            SYNOVUS FINANCIAL CORP.

                           COMPUTATION OF NET INCOME
                                PER COMMON SHARE
                     (In thousands, except per share data)
                                  (Unaudited)


                        Three Months Ended September 30, 2001   Three Months Ended September 30, 2000
                        -------------------------------------   -------------------------------------
                           Net       Average    Net Income         Net       Average    Net Income
                          Income      Shares     per Share        Income      Shares    Per Share
                        ---------  ----------  --------------   ----------  ---------   --------------

EPS - Basic             $  78,905     290,868   $     0.27      $  64,731     284,149    $   0.23


Effect of dilutive
  options                               6,489                                   3,243
                        ---------  ----------                   ----------   --------


EPS - Diluted           $  78,905     297,357   $     0.27      $  64,731     287,392    $   0.23
                        =========  ==========   ==========      ==========    ========    =========



                        Nine Months Ended September 30, 2001    Nine Months Ended September 30, 2000
                        -------------------------------------   -------------------------------------
                           Net       Average    Net Income         Net       Average    Net Income
                          Income      Shares     Per Share        Income      Shares    Per Share
                        ---------  ----------  --------------   ----------  ---------   --------------

EPS - Basic             $ 226,405     289,642   $     0.78      $ 187,875     283,260    $   0.66


Effect of dilutive
  options                               5,981                                   3,059
                        ---------    --------                    --------     --------


EPS - Diluted           $ 226,405     295,623   $     0.77      $ 187,875     286,319    $   0.66
                        =========  ==========   ==========      ==========    ========    =========